UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 30, 2012

RPX Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35146	26-2990113
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Market Plaza

Suite 800

San Francisco, California 94105

(Address of Principal Executive Offices, including Zip Code)

(866) 779-7641

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 30, 2012, RPX Corporation (“RPX”) entered into certain agreements pursuant to which RPX will contribute approximately $45.8 million to fund the acquisition of all right, title and interest in and to certain patent assets held by Digitude Innovations, LLC, the purchase of all of the issued and outstanding membership interests of Altitude Capital Management, LLC, and other related transactions. These transactions are expected to close on or about April 24, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RPX CORPORATION

By:	/s/ MARTIN E. ROBERTS
Martin E. Roberts
General Counsel

Dated: April 5, 2012

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